Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272023

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 5, 2023)

Up to $125,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with Craig-Hallum Capital Group LLC (“Craig-Hallum” or the “Agent”) relating to our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell our common stock, having an aggregate offering price of up to $125,000,000 from time to time through the Agent, acting as our agent or principal.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On June 23, 2023, the last reported sale price of our common stock on Nasdaq was $8.09 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agent for sales of common stock sold pursuant to the sales agreement is an amount equal to 3.0% of the gross proceeds from the sales hereunder except the sale of any block trade over $10 million for which the compensation to the Agent will be up to 5.0% of the gross proceeds from the sale. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.
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Investing in our securities involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, page 8 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Craig-Hallum
The date of this prospectus supplement is June 26, 2023
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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $125,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.
We provide information to you about this offering of shares of our common stock in two separate documents: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document which is incorporated by reference in this prospectus supplement, and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the Agent have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to the “Company,” “APLD,” “Applied Digital,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus supplement forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.”
Business
We are a designer, builder and operator of next-generation digital infrastructure. We have three primary business streams, artificial intelligence (“AI”) cloud services, high performance computing (“HPC”) datacenter hosting, and crypto datacenter hosting.
AI Cloud Service
Our AI Cloud service operates through our Sai Computing brand and provides cloud services applicable to artificial intelligence.
On October 13, 2022, we formed Sai Computing, LLC (“Sai Computing”). Sai Computing was formed to provide artificial intelligence and machine learning application customers with access to machines and a hosting environment.
On May 15, 2023, we announced the formal launch of our AI Cloud services business through Sai Computing. On May 16, 2023, we announced that Sai Computing secured its first major AI customer with an agreement worth up to $180 million over a 24-month period. The customer will make a significant pre-payment as part of the agreement. The service is expected to start coming online in June 2023 and is expected to be fully ramped up by the end of 2023.
On May 25, 2023, we formed Sai Computing Holdings LLC (“Sai Holdings”) and Sai-Foundry Computing LLC (“Sai-Foundry”). Sai Holdings serves as the parent entity over Sai Computing and Sai-Foundry, and Sai-Foundry will serve as the joint venture entity between the Company and Foundry Technologies (“Foundry”). We have a 98% ownership interest in Sai-Foundry and consolidate the entity.
To support our AI Cloud Services and contracts, we have ordered over 26,000 GPUs.
HPC Datacenter Hosting
Our HPC datacenter business designs, builds, and operates Next-Gen datacenters which are designed to provide massive computing power and support high-compute applications within a cost-effective model.
On December 14, 2022, we announced the beginning of construction of a 5 megawatt (“MW”) facility next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota. We subsequently determined to increase the capacity of this facility to 9 MW. This separate and unique building, designed and purpose-built for Graphics Processing Units (“GPUs”), will sit separate from our crypto hosting buildings and will host more traditional high performance computing applications, such as natural language processing, machine learning, and additional HPC developments. This facility is expected to be brought online in the second half of calendar year 2023. During early calendar year 2023, we began testing HPC hosting at this facility. The systems in this facility passed initial testing in the second calendar quarter of 2023.
We have current plans to expand our HPC hosting capacity up to 200 MW through buildouts at existing and future locations.
Crypto Datacenter Hosting
Our crypto datacenter hosting business provides infrastructure and colocation services to crypto mining customers. With expert advisors in the fields of power, crypto mining operations, procurement, and construction, we have designed and implemented a plan for a prefabricated facility and organization within the facility that can be delivered and installed quickly and maximize performance and efficiency of the facility and our customers’ crypto mining equipment. We provide energized space for customers to host computing equipment. Initially, these datacenters primarily hosted servers serving the Bitcoin network, but these facilities can also host hardware for other applications such as artificial intelligence, protein sequencing, drug discovery, machine learning and additional blockchain networks and applications. We have a colocation business model where our customers place hardware they own into our facilities and we provide full operational and maintenance services for a fixed fee. We typically enter into long-term fixed rate contracts with our customers. We currently have 240MW online and servicing our cryptomining customers with an additional 246MW coming online, all of which is contracted for under multi-year arrangements.
REIT structure
As our operations expand, we believe our business structure may become conducive to a REIT structure, comparable to Digital Realty Trust (NYSE: DLR) and Equinix, Inc. (NASDAQ: EQIX), each of which is a traditional datacenter operator, and Innovative Industrial Properties, Inc. (NYSE: IIPR), a specialty REIT that similarly services a new growth industry. We have begun to investigate the possibility, costs and benefits of converting to a REIT structure.
Recent Developments
Preliminary Fiscal Fourth Quarter 2023 Financial Results
The following information reflects our current and preliminary expectations of financial results for the Company for the fourth quarter ended May 31, 2023. These numbers remain subject to adjustment in connection with the pending audit of our financial statements.
For the fiscal fourth quarter of 2023, we estimate that our revenues overall will be approximately $22 million. For the fiscal fourth quarter of 2023, we estimate that our net loss overall will be approximately $6.8 million, and our Adjusted EBITDA will be in the range of $2.7 million to $3.2 million. Adjusted EBITDA is a non-GAAP financial measure.
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization.
“Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, and one-time professional service costs not directly related to the company’s offering and therefore not deferred under the guidance in ASC 340 and SAB Topic 5A. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis.
A reconciliation is not provided for guidance on this measure as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.
AI Cloud Services Pipeline Growth
Demand for our AI Cloud product is high. We recently announced contracts with our first two customers. The pipeline of business opportunities we are exploring is large with the top 11 opportunities having the estimated potential to provide us up to an aggregate of $1.3 billion of revenue over 3 years.
Energization of our Ellendale Facility
Our 180MW facility in Ellendale, North Dakota was energized on Friday, June 16, 2023.
Internal Investigation
On June 23, 2023, Applied Digital Corporation (the "Company") announced that its Audit Committee has conducted an internal investigation into a threat, but not a formal assertion, of a sexual harassment claim by Regina Ingel, its Chief Marketing Officer, based on a personal relationship between Ms. Ingel and Wes Cummins, the Company's Chief Executive Officer. Based on information obtained through the investigation, the Audit Committee determined that the relationship between the parties was consensual and the allegations of workplace harassment are unfounded. The Board has reaffirmed Mr. Cummins's role as Chief Executive Officer of the Company and will consider any additional actions that may be appropriate with respect to this matter.
Our Competitive Strengths
Premier strategic partnerships with leading industry participants.
On May 24, 2023, we announced that we are working with Supermicro, a global leader in Application-Optimized Total IT Solutions, to deliver Applied Digital’s AI Cloud service. Supermicro is a leading provider of application-optimized, high-performance server and storage solutions that address a broad range of computational-intensive workloads. Supermicro’s next-generation GPU servers significantly lower the power requirements of data centers.

With the amount of power required to enable today's rapidly evolving large scale AI models, optimizing the Total Cost of Ownership (TCO) and the Total Cost to Environment (TCE) is crucial to data center operators.
Access to low-cost power with long-term services agreement.
One of the main benefits of our electrical services agreements for our Jamestown, North Dakota and Ellendale, North Dakota facilities is the low cost of power. Power capacity available for high computing power processes is scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of power allows us to realize attractive hosting rates in the current market, in particular given our ability to provide long-term (3-5 year) hosting contracts.
Benefits of Next-Gen datacenters compared to traditional datacenters.
Next-Gen datacenters are optimized for large computing power and require more power than traditional datacenters that are optimized for data retention and retrieval. Next-Gen datacenters and traditional datacenters also have very different layouts, internet connection requirements and cooling designs to accommodate different power demands and customer requirements. Traditional datacenters cannot be easily converted to Next-Gen datacenter facilities like ours because of these differences. Geographically, traditional datacenters are at a disadvantage because they require fiber bases, low-latency connections and connection redundancies that are usually found in high-cost areas with high-density populations.
Hosting provides predictable, recurring revenue and cash flow.
Within each of our business streams, we have entered into long-term fixed rate contracts with our customers. In addition, we have obtained access to low cost energy through our energy services agreements, which provides us with consistent margins and cash flow. We intend for the steady cash flows generated by our operations to be reinvested into our AI Cloud services and HPC datacenter businesses.
Strong management team and board of advisors with deep experience in hosting operations.
We have continued to expand our leadership team by attracting top talent in the digital infrastructure space. Recent hires from both publicly traded and private companies have allowed us to build a team capable of designing and constructing hosting facilities, for example, our Chief Technology Officer, Michael Maniscalco. Mr. Maniscalco was an Entrepreneur in Residence at Stanley Black & Decker Venture Studio (StanleyX AI) 2021. He was a founder and Chief Executive Officer of Better Living Technologies from 2018 to 2022. Prior to that, Mr. Maniscalco founded, and was Vice President of Product, of Ihiji from 2009 to 2018.
Our Growth Strategies
Continued expansion of businesses.
We have started expansion into hosting for HPC applications. We have current plans to expand our HPC hosting capacity up to 200 MW through buildouts at existing and future locations. Further, we launched our AI cloud hosting services business through Sai Computing and have announced our first major customer.
Leverage partners to grow operations while minimizing risk.

We have signed our first major customer for our AI cloud hosting business, which we believe will help us elevate our profile within the market. Further, we have announced a partnership with Supermicro, a leading vendor in the AI hosting space, and we believe that we will be able to leverage their network to identify leads for the expansion of our AI cloud services and HPC datacenter hosting businesses.
Secure scalable power sites.
We have developed a pipeline of potential power sources. Our first hosting site in North Dakota is fully operational and our second site in North Dakota began energizing in March 2023. Further, we expect our facility in Garden City, Texas to begin energizing during the second calendar quarter of 2023. Combined, these facilities will provide total hosting capacity of roughly 500 MW. Through our build-out of our first North Dakota facility and the prior experience our leadership team brings to our initiatives, we believe that we have developed a repeatable power strategy to significantly scale our operations. In addition, we are currently focused on and will continue to target states that have favorable laws and regulations for HPC application industries, which we believe further minimizes the associated with risks the scaling of our operations.
Vertically integrate power assets.
With recent additions to our management team, we are increasingly looking at various types of power assets to support the growth of our hosting operations. This also includes power generation assets, which longer-term could be used to reduce our cost of power. Our management team has experience not only in evaluating and acquiring power assets, but also in the conversion of power assets to crypto mining/hosting operations and the construction of datacenters for HPC applications and mining cryptocurrency assets.
Our Company History
Applied Digital Corporation was incorporated in Nevada in May 2001 and conducted business under several names until July 2009, when we filed a Form 15 with the SEC to suspend the registration of our common stock and our obligations to file annual, quarterly and other periodic reports with the SEC in order to conserve financial and other resources for the continuing development and commercialization of our business. Our common stock continued to trade on the OTC Pink Market. In 2021, we changed our name to Applied Blockchain, Inc. and began our current next-gen data center business. On February 2, 2022, we brought our first North Dakota facility online. It is now fully operational. In April 2022, we completed our initial public offering and our common stock began trading on The Nasdaq Global Select Market. In November 2022, we changed our name to Applied Digital Corporation.
Our Corporate Information
Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com The information on any of our websites is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.
Note Regarding Preliminary Results. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the fiscal fourth quarter will not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of our management. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect to these financial figures. The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.

THE OFFERING
The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us in this offering	Up to $125,000,000 of our common stock, par value $0.001 per share.
Common stock to be outstanding after this offering
Up to 111,432,359 shares of common stock, assuming sales of 15,451,754 shares in this offering at a public offering price of $8.09 per share, which was the closing price of our common stock on the Nasdaq Global Select Market ("Nasdaq") on June 23, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
Sales of shares of our common stock, if any, will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act., from time to time, through the Agent, as our agent or as principal, pursuant to the sales agreement. See “Plan of Distribution (Conflicts of Interest)” on page S-27.

Use of proceeds
We intend to use the net proceeds from this offering for the repayment of a term loan with B. Riley Commercial Capital, LLC and B. Riley Securities, Inc., the construction of new facilities and to address the Company's working capital needs. See "Use of Proceeds" in this prospectus supplement beginning on page S-23.

Nasdaq Symbol	"APLD."
Risk Factors
See “Risk Factors” beginning on page S-10 and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act. Of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

The number of shares of common stock to be outstanding immediately after this offering is based on 95,981,185 shares of common stock outstanding on June 13, 2023, and excludes, as of that date, the following:
•12,870,205 shares reserved for issuance under the 2022 Incentive Plan;
•1,359,229 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan;
•545,836 shares reserved for issuance under restricted stock unit awards to certain consultants; and
•5,001,728 shares held in treasury.
Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus supplement, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to This Offering
You will experience immediate dilution in the book value per share of the common stock you purchase in this offering.
Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $8.09 per share (the closing sale price of our common stock on Nasdaq on June 23, 2023) and assuming that we sell all $125,000,000 of shares of common stock under this prospectus supplement, and after deducting commissions and estimated aggregate offering expenses payable by us, if you purchase shares of common stock in this offering, you will experience immediate and substantial dilution of $6.36 per share in the net tangible book value of the common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
We cannot predict the effect, if any, that future issuances or sales of our securities, including the availability of our securities for future issuance or sale, will have on the market price of our common stock. Issuances or sales of substantial amounts of our securities, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.
Risks Related to the Company
We are at an early stage of development of our hosting business, currently have limited sources of revenue, and may not become profitable in the future.
Although we began generating revenue from crypto mining in June 2021 and began generating revenue from hosting operations when our first co-hosting facility came online on February 2, 2022, we are subject to the risks and uncertainties of a new business, including the risk that we may never further develop, complete development of or market any of our proposed services. During the building of our co-hosting operations, we determined that it would be beneficial to our stockholders to focus more of our resources on building our co-hosting operations than on expanding our mining operations. Accordingly, in December 2021, we began selling our crypto mining equipment. On March 9, 2022, we ceased all crypto mining operations and completed the sale of all crypto mining equipment in service. We have no plans to return to crypto mining operations in the future.
Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. Hosting revenues includes only fees from access to space and electricity and not maintenance or other services provided by us. Direct costs of sales from hosting includes operations, maintenance, and power related costs. However, any increased hosting revenue or decreased costs, for instance, as a result of pricing power, economies of scale and additional services provided, or any decrease in demand for our hosting services, for example as a result of increased regulation on cryptoasset mining of our hosting customers or a significant decrease in cryptoasset prices, will significantly change the terms on which we are able to enter into additional agreements necessary to expand our business and thus impact the results of our hosting revenues and direct hosting costs.
We intend to reduce the impact of such variability on our hosting revenue and hosting costs by entering into long term contracts with the goal of having one blue chip anchor tenant that has signed a 3-5 year long-term contract at each site and filling the rest of the facility with customers with 18-36 month terms. The actual results may vary significantly from the plans set forth above and we make no representations with respect thereto.

If we are unable to successfully implement our development plan or to increase our generation of revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.
Our success depends on external factors in the cryptomining industry.
We have a material concentration of customers in the crypto mining industry. The cryptomining industry is subject to various risks which could adversely affect our current customers’ ability to continue to operate their businesses, including, but not limited to:
•ongoing and future government or regulatory actions that could effectively prevent our customers’ mining operations, with little to no access to policymakers and lobbying organizations in many jurisdictions;
•a high degree of uncertainty about cryptoassets’ status as a “security,” a “commodity” or a financial instrument in any relevant jurisdiction which may subject our customers to regulatory scrutiny, investigations, fines, and other penalties;
•banks or financial institutions may close the accounts of businesses engaging in cryptoasset-related activities as a result of compliance risk, cost, government regulation or public pressure;
•use of cryptoassets in the retail and commercial marketplace is limited;
•extreme volatility in the market price of cryptoassets that may harm our customers financial resources, ability to meet their contractual obligations to us or cause them to reduce or cease mining operations;
•use of a ledger-based platform may not necessarily benefit from viable trading markets or the rigors of listing requirements for securities creating higher potential risk for fraud or the manipulation of the ledger due to a control event;
•concentrated ownership, large sales of cryptoassets, or distributions or redemptions by vehicles invested in cryptoassets could have an adverse effect on the demand for, and market price of, such cryptoasset;
•our customers could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto, rapidly changing technology or methods of, rules of, or access to, platforms;
•the number of cryptoassets awarded for solving a block in a blockchain could decrease, which may adversely affect our customers’ incentive to expend processing power to solve blocks and/or continue mining and our customers may not have access to resources to invest in increasing processing power when necessary in order to maintain the continuing revenue production of their mining operations;
•our customers may face third parties' intellectual property claims or claims relating to the holding and transfer of cryptoassets and their source code, which, regardless of the merit of any such action, could reduce confidence in some or all cryptoasset networks’ long-term viability or the ability of end-users to hold and transfer cryptoassets;
•contributors to the open-source structure of the cryptoasset network protocols are generally not directly compensated for their contributions in maintaining and developing the protocol and may lack incentive to properly monitor and upgrade the protocols;
•a disruption of the Internet on which our customers’ business of mining cryptoassets is dependent;
•decentralized nature of the governance of cryptoasset systems, generally by voluntary consensus and open competition with no clear leadership structure or authority, may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles; and

•security breaches, hacking, or other malicious activities or loss of private keys relating to, or hack or other compromise of, digital wallets used to store our customers’ cryptoassets could adversely affect their ability to access or sell their cryptoassets or effectively utilize impacted platforms.
Even if we are able to diversify our customer base, negative impacts to the cryptomining industry may negatively affect our business, financial condition, operating results, liquidity and prospects.
If we fail to effectively manage our growth, our business, financial condition and results of operations could be harmed.
We are a development stage company with a small management team and are subject to the strains of ongoing development and growth, which will place significant demands on our management and our operational and financial infrastructure. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results could be materially harmed. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify emerging trends and growth opportunities in this business sector and we may lose out on opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.
We may be unable to raise additional capital needed to grow our business.
We expect to need to raise substantial additional capital to expand our operations, pursue our growth strategies and to respond to competitive pressures or unanticipated working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations.
If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, pay dividends to our shareholders, or take other actions. We may also be required to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.
Any disruption of service experienced by certain of our third-party service providers, the equipment they lease or sell to us, or our ineffective management of relationships with third-party service providers could harm our business, financial condition, operating results, cash flows, and prospects.
We rely on several third-party service providers for services that are essential to our business model, the most important of which are our suppliers of power, electrical equipment, building materials, and construction services. Additionally, as we build our AI Cloud services, we also expect to rely on third parties to lease or sell us equipment which we then lease to certain of our AI Cloud customers. If these third parties experience difficulty providing the services or products we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, or if the products they supply are defective or cease to operate for any reason, it could make it difficult for us to execute our operations. If we are unsuccessful in identifying or finding highly qualified third-party service providers, or if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.

Certain natural disasters or other external events could harm our business, financial condition, results of operations, cash flows, and prospects.
We may experience disruptions due to mechanical failure, power outage, human error, physical or electronic security breaches, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism. Our systems may be susceptible to damage, interference, or interruption from modifications or upgrades, power loss, telecommunications failures, computer viruses, ransomware attacks, computer denial of service attacks, phishing schemes, or other attempts to harm or access our systems. Such disruptions could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.
Various actual and potential conflicts of interest may be detrimental to stockholders.
Certain conflicts of interest may exist, or be perceived to exist, between certain of our directors or officers and us. Mr. Cummins and certain of our directors have other business interests to which they also must devote time, resources and attention. These other interests may conflict with such officer’s or director’s interest in us, including conflicting with interests in allocating resources, time and attention to our business and impacting decisions made on our behalf with respect to such entities, their affiliates or competitors.
We do not have specific procedures in place with respect to potential conflicts of interest, however, in determining to engage with potential competitors and entities with whom our officers or directors may have relationships, we considered the risks and risk mitigation factors, including requiring that transactions with entities that are related to our officers and directors be approved or ratified by our Audit Committee. Mr. Cummins holds over 24% of our common stock, and has a financial interest in the success of our operations.
We also have more than a majority of independent directors on our Board in order to ensure that there are limitations on the risks of conflicts of interest impacting Board level decisions. Because we are not engaging in the crypto mining business at this time and focusing on expanding our co-hosting business, the effects of any such risks of conflicts of interest are limited in scope. We expect that as our co-hosting business continues to grow, the risks of conflicts of interest will become more limited over time. We cannot, however, guarantee that the conflicts of interest described above, or other future conflicts of interest, will not manifest in advice or decisions that negatively impact our financial results and our operations.
The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.
Our success and future growth will depend to a significant degree on the skills and services of our management team. We will need to continue to grow our management team in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of our management team, the loss of such management personnel may significantly disrupt our business.
The loss of key members of our management team could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and high computing power technologies. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, our business could be harmed.

Employee disputes or litigation and related unfavorable publicity may negatively affect our future business, financial condition and operating results.

We may become involved in lawsuits or other disputes relating to employment matters, such as hostile work place, discrimination, wage and hour disputes, sexual harassment, or other employment issues. These types of claims, depending on their nature, can have a significant negative impact on businesses. Certain companies that have faced employment- or harassment-related lawsuits have had to terminate management or other key personnel, and have borne economic and other costs and suffered reputational harm that has negatively impacted their business. If we were to face any employment-related claims, our business could be negatively affected.
As previously disclosed, on June 23, 2023, the Company announced an internal investigation with respect to a potential sexual harassment claim between two of our executive officers. Based on information obtained through the investigation, the Audit Committee of our Board of Directors determined that the relationship between the parties was consensual and the allegations of workplace harassment are unfounded. However, we cannot guarantee that this matter is resolved or that these or subsequent allegations will not result in litigation or other disputes. In such an event, we would likely incur significant legal fees and expenses, and any dispute could distract our management from the operation of our business or lead to employee separations from the Company. Moreover, while we do not believe any such claim would have merit, any dispute or resolution could result in the payment of damages, severance, vesting of equity awards or payment of other amounts by the Company, which could be significant. All of these factors could negatively affect our business, financial condition, operating results, liquidity and prospects.
We may depend upon outside advisors who may not be available on reasonable terms as needed.
To supplement the business experience of our officers and directors, we may be required to employ technical experts, appraisers, attorneys, or other consultants or advisors. Our management, with our Board approval in certain cases, without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.
COVID-19 or any pandemic, epidemic, or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business
COVID-19 or any pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business. The COVID-19 virus has had unpredictable and unprecedented impacts in the United States and around the world. The implications of the COVID-19 pandemic on our results of operations and overall financial performance remain uncertain. The economic effects of the pandemic and any recovery and resulting societal changes, including the impact of current labor shortages in the United States, are currently not predictable, and the future financial impacts could vary from current projections.
If our co-hosting customers determine not to use our co-hosting facility, our co-hosting operations may suffer from significant losses.
We currently have material customer concentration of cryptomining customers.
As a result of the risks our crypto mining customers face, it is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. Should some or all of our co-hosting customers suffer from harm or loss due to a set of circumstances, their businesses could be negatively impacted or prevented. Further, our contracts with these customers permit them to terminate our services at any time (subject to notice and certain other provisions).
If any of our customers' experience declining mining operations for any reason or determine to stop utilizing our co-hosting facilities, we could be pressured to reduce the prices we charge for our services or we could lose a major customer. Any such development could have an adverse effect on our margins and financial position, and would negatively affect our revenues and results of operations.
Under the Inflation Reduction Act of 2022, we may have liability for the 1% stock buyback tax to the extent holders of Series E Preferred Stock require that we redeem such stock.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. Any share redemption or other share repurchase that occurs after December 31, 2022 may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax will depend on a number of factors, including (i) the fair market value of any redemptions and repurchases, (ii) the nature and amount of any equity issuances, and (iii) the content of regulations and other guidance from the Treasury. Depending on the number of shares of our Series E Preferred Stock we sell and the number of holders of Series E Preferred Stock who redeem their stock, the Excise Tax could be applicable to the Company and adversely affect the cash we have available for our operations. As of the date of this prospectus supplement we have not sold or issued any shares of Series E Preferred Stock.
We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.
We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks that exceed the FDIC insurance limits. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S., or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.
Accounting for our power purchase agreements could cause variability in the results we report.
With respect to certain of our power purchase agreements, it is both possible and probable that we will net settle them, meaning that we have the ability and intent to sell power back into the grid in lieu of taking full physical delivery of all of the contracted power. Accordingly, these agreements will meet the definition of an accounting derivative. This means that these agreements will be accounted for at fair value at each quarterly measurement period, and these values may fluctuate significantly. As a result, our consolidated financial statements and results of operations may fluctuate quarterly based on factors outside of our control. We could have substantial variability in our financial results and disclosures, which, if material, could affect our operating results and in turn could impact our stock price. Investors should consider such derivative accounting matters when evaluating our financial results
Risks Related to our Common Stock
The price of our common stock may have little or no relationship to the historical bid prices of our common stock and continued volatility may affect the price at which you could sell our common stock.
Until our common stock was listed on Nasdaq Global Select Market on April 12, 2022, there had been no public market for our capital stock other than the OTC Pink Market. Given the limited history of sales and the lack of publicly available information about our business, financing and financial results available, among other factors, the historical bid prices prior to April 12, 2022 may have little or no relation to broader market demand for our common stock and thus the price of our common stock. As a result, you should not rely on these historical sales prices as they may differ materially from the price of our common stock after April 12, 2022.
The trading price of our common stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in our securities:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•relative success of our competitors;
•our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us and the market for our co-hosting facilities and services;
•operating and stock price performance of other companies that investors deem comparable to us;
•our ability to continue to expand our operations;
•changes in laws and regulations affecting our business or our industry;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the borrowing of additional debt;
•the volume of shares of common stock available for public sale pursuant to an effective registration statement or exemption from registration requirements;
•any major change in our board of directors or management;
•sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, international currency and crypto currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.
The trading prices and valuations of these stocks, and of our common stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
We do not expect to declare or pay dividends on our common stock in the foreseeable future, which may limit the return our shareholders realize on their investment.
We do not expect to declare or pay dividends on our common stock in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our common stock may not receive any return on their investment in our common stock unless and until the value of such common stock increases and they are able to sell such shares of common stock, and there is no assurance that any of the foregoing will occur.
Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business, operating results and stock value.
We are a newly public company and are now required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act (“SOX”), which requires our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the fiscal year ending May 31, 2023. To comply with the requirements of being a public company, we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and legal staff.
We currently have material weaknesses in the design or operation of our internal controls, which could adversely affect our ability to record, process, summarize and report financial data. We have not yet designed and/or implemented user access controls to ensure appropriate segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate personnel. We also do not currently have an internal control system that identifies critical processes and key controls. We are in the process of remediating such material weaknesses and there can be no assurance as to when or if we will fully remediate such material weaknesses.
Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future and comply with the certification and reporting obligations under Sections 302 and 404 of SOX. Any failure to maintain effective controls or any difficulties encountered in our implementation or improvement of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.
You may experience dilution of your ownership interest because of the future issuance of additional equity in our company.

In the future, we may issue additional shares of capital stock in our company, resulting in the dilution of current stockholders’ relative ownership. Our board and stockholders have approved an employee incentive plan and a non-employee director incentive plan. We have reserved 15,166,666 shares of our common stock for future issuance under our plans. Such conversions and issuances would also result in dilution of current stockholders’ relative ownership.
On January 6, 2022, we and Antpool entered into a Limited Liability Company Agreement of 1.21 Gigawatts, LLC pursuant to which we and Antpool will own 80% and 20%, respectively, of 1.21 Gigawatts. Antpool’s interest in each such entity will be convertible by it at any time into a number of shares of our common stock equal to Antpool’s capital contribution in connection with the acquisition of such interests divided by $7.50. Antpool’s potential ownership of our common stock is dependent on its capital contributions to 1.21 Gigawatts which in turn will depend on which projects are approved by us and Antpool and the costs associated therewith. Accordingly, we cannot predict the amount of Antpool’s potential ownership of our common stock.
On January 14, 2022, we granted an aggregate of 1,791,666 restricted stock units (“RSUs”) to three consultants, consisting of 125,000 RSUs to Roland Davidson, who acts as our Executive Vice President of Engineering, 416,666 RSUs to Nick Phillips, our Executive Vice President of Hosting and Public Affairs, and 1,250,000 RSUs to Etienne Snyman, who acts as our Executive Vice President of Power. Subsequently, Mr. Phillips’ 416,666 RSUs were terminated and Mr. Phillips was hired as an employee receiving awards under our employee incentive plan.
We may also issue other securities that are convertible into or exercisable for equity in our company in connection with hiring or retaining employees or consultants, future acquisitions or future sales of our securities.
Provisions in our Articles, our Bylaws, and Nevada law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.
Provisions contained in our Articles and Bylaws could make it more difficult for a third party to acquire us if we have become a publicly traded company. Provisions of our Articles and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Articles authorize our Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our Bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings.
For a more complete understanding of these provisions, please refer to the Nevada Revised Statutes and our Articles and Bylaws filed with the SEC. Though we are not currently, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the corporation.
In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless our Board approves the combination in advance or thereafter by both the Board and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, its trading price and volume could decline.
We expect the trading market for our common stock to be influenced by the research and reports that industry or securities analysts publish about us, our business or our industry. As a new public company, we have only minimal research coverage by securities and industry analysts. If we do not expand securities or industry analyst coverage, or if one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and our common stock to be less liquid. Moreover, if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock price could decline.
We may not be able to maintain the listing of our common stock on Nasdaq, which may adversely affect the ability of holders of common stock to resell their securities in the secondary market.
Our common stock is presently listed on Nasdaq, which requires us to meet certain conditions to maintain our listing status. If the Company is unable to meet the continued listing criteria of Nasdaq and the common stock became delisted, trading of the common stock could thereafter be conducted in the over-the-counter markets in the OTC Pink Market, also known as “pink sheets” or, if available, on another OTC trading platform. We cannot assure you that we will meet the criteria for continued listing, in which case the common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the common stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our common stock to continue to be listed on the Nasdaq could adversely impact the market price for the common stock and our other securities, and we could face a lengthy process to re-list the common stock, if we are able to re-list such stock.
We are a public reporting company. There are ongoing costs in maintaining compliance with being a public reporting company and our management will spend a significant amount of time ensuring such compliance. If we are unable to maintain compliance with our public reporting company obligations, our securities may be delisted and we may be unable to re-list our common stock on another national stock exchange or quotation system.
Risks Related to Possible REIT Status
We have not yet determined if or when we may elect to be taxed as a REIT.
Our board of directors has not yet determined whether we will elect to be taxed as a REIT and/or when any such election would be effective. In addition, even if we do make an election to be taxed as a REIT, our board of directors may revoke or otherwise terminate the REIT election of the Company, without the approval of holders of the common stock, if the board determines that it is no longer in the best interest of the stockholders to continue to qualify as a REIT. We can make no assurance that we will ever elect to be taxed as a REIT or, if we do make such an election, that such REIT election will be in place during a stockholder’s entire holding period of our stock. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.
Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Code. If we fail to quality as a REIT after electing to be taxed as a REIT, we would generally be disqualified from qualifying as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. To qualify for REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income, determined without regard for any deduction for distributions paid and excluding any net capital gain to our stockholders. If we do not qualify as a REIT (either because we choose not to elect to be taxed as a REIT or because we failed to so qualify after having made a REIT election), this would reduce our net earnings available for distribution and would adversely affect the timing, amount, and character of distributions to our common stockholders. If we do not elect to be taxed as a REIT or fail to maintain REIT status, we will continue to be subject to federal income tax at regular corporate rates.
If we elect REIT status, the REIT ownership and distribution requirements may inhibit opportunities or have an impact on the Company.
If we elect to be taxed as a REIT, then in order to qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, ownership requirements, the sources of our income, nature of our assets, and the amounts we distribute to our stockholders. For example, in order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Additionally, as typical for REITs, our board of directors would likely pursue an amendment of our Articles to restrict any person from owning more than 9.8% by value of our outstanding capital stock. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
If we elect to be taxed as a REIT and we do not have other funds available to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement, we could be subject to corporate income tax and the 4% excise tax in a particular year. To qualify as a REIT, we must not have any non-REIT accumulated earnings and profits, as measured for U.S. federal income tax purposes, at the end of any REIT taxable year. Such non-REIT earnings and profits generally will include any accumulated earnings and profits of any corporations acquired by us (or whose assets we acquire), which, for this purpose, would include any earnings and profits we have in a taxable year in which we were taxed as a C corporation prior to the taxable year in which our REIT election is effective.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” and “would,” or similar words. Statements that contain these words and other statements that are forward-looking in nature should be read carefully because they discuss future expectations, contain projections of future results of operations or of financial positions or state other “forward-looking” information.
These statements are based on our management’s beliefs and assumptions, which are based on currently available information. Our actual results, and the assumptions on which we relied, could prove materially different from our expectations. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:
•Labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
You should carefully review the risks described in “Risk Factors” beginning on page S-10 of this prospectus supplement as the occurrence of any of these events could have an adverse effect, which may be material, on our business, results of operations, financial condition or cash flows.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $125,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.
Except as otherwise set forth in a prospectus or in other offering materials, we intend to use the net proceeds from the sale of our securities to repay our term loan with B. Riley Commercial Capital, LLC and B. Riley Securities, Inc., for construction of our data centers and for general corporate purposes. The term loan has approximately $36,500,000 outstanding, a maturity date of May 23, 2025 and an interest rate of 9.00% per annum.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes.

DILUTION
The difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share after this offering constitutes immediate dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of common stock.
As of February 28, 2023, our net tangible book value was approximately $71.3 million, or approximately $0.75 per share.
On an as adjusted basis as of February 28, 2023, our net tangible book value would have been approximately $189.8 million, or approximately $1.73 per share, after giving effect to the sale of 15,451,174 shares of common stock offered in this prospectus supplement at the assumed public offering price of $8.09 (the closing sale price of our common stock on Nasdaq on June 23, 2023) and the deduction of the Agent's commissions and estimated offering expenses payable by us. The difference between the historical and as adjusted net tangible book value represents an immediate dilution of 78.7% per share, or $6.36, to new investors.
The following table illustrates the dilution to the new investors on a per-share basis:

Public offering price		$8.09
Actual net tangible book value as of February 28, 2023	$0.75
Increase in net tangible book value attributable to new investors	0.98
As adjusted net tangible book value after this offering		$1.73
Dilution to new investors		$6.36

The table above assumes for illustrative purposes that an aggregate of 15,451,174 shares of our common stock are sold during the term of the sales agreement at a price of $8.09 per share (the closing sale price of our common stock on Nasdaq on June 23, 2023) for aggregate gross proceeds of approximately $125,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.
The table and discussion above are based on 94,469,399 shares of common stock outstanding on February 28, 2023, and excludes, as of that date, the following:
•13,008,457 shares reserved for issuance under the 2022 Incentive Plan,
•1,833,334 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan,
•1,029,168 shares reserved for issuance under restricted stock unit awards to certain consultants, and
•5,001,728 shares held in treasury.
To the extent that new options are issued under the Amended and Restated 2022 Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or securities exercisable for or convertible into equity, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK
The following descriptions are summaries of the material terms of our Articles and our Bylaws.
Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part, and applicable law.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are designated as common stock and 5,000,000 are designated as preferred stock.
As of June 13, 2023, there were 95,981,185 shares of our common stock issued and outstanding and we had (i) 12,870,205 shares reserved for issuance under the 2022 Incentive Plan, (ii) 1,359,229 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan, (iii) 545,836 shares reserved for issuance under restricted stock unit awards to certain consultants and (iii) 5,001,728 shares held in treasury.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds.
Voting Rights
Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, subject to any rights of our preferred stock, or series of our preferred stock, to vote together as a single class.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.
Other Rights
Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.
Transfer Agent
The transfer agent and registrar for our common stock is Securitize, Inc. (f/k/a Pacific Stock Transfer Company) (the “common stock Transfer Agent”). The common stock Transfer Agent’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119, telephone number: (800) 785-7782.
Listing

Our common stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Craig-Hallum under which we may offer and sell, from time to time through Craig-Hallum, acting as agent or principal, shares of our common stock having an aggregate offering price of up to $125,000,000. Sales of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.
Each time we wish to issue and sell our common stock under the sales agreement, we will notify Craig-Hallum of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of the notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Craig-Hallum not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Craig-Hallum or we may suspend the offering of common stock upon proper notice to the other party and subject to other conditions. Craig-Hallum and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time upon two business days’ prior notice.
Under the terms of the sales agreement, we may also sell our common stock to Craig-Hallum, as principal for its own account, at a price negotiated at the time of sale, provided that no sales may be made in a privately negotiated transaction without our prior consent.
We will pay Craig-Hallum commissions for its services in acting as agent in the sale of common stock at a commission rate of 3.0% of the gross proceeds from the sales hereunder, except for the sale of any block trade over $10 million for which the compensation to the Agent will be up to 5.0% of the gross proceeds from the sale. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Craig-Hallum for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $75,000, plus an additional amount not to exceed $10,000 per year thereafter in connection with updates at the time of Representation Dates. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Craig-Hallum under the sales agreement, will be $210,000 if we sold the entire $125,000,000 shares of our common stock.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Craig-Hallum in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the shares of common stock on our behalf, Craig-Hallum will be deemed to be an underwriter within the meaning of the Securities Act, and Craig-Hallum’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Craig-Hallum against certain liabilities, including civil liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.
Craig-Hallum and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS
The validity of the securities offered in this prospectus supplement is being passed upon for us by Snell & Wilmer LLP and Kelley Drye & Warren LLP has also acted as counsel to us in connection with this offering. Certain legal matters in connection with this offering will be passed upon for the Agent by Faegre Drinker Biddle & Reath LLP.

EXPERTS
The consolidated financial statements of Applied Digital Corporation as of May 31, 2022 and May 31, 2021 and for the years ended May 31, 2022 and 2021, incorporated by reference herein and elsewhere in the registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION
We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We maintain a website at http://www.applieddigital.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus, and you should not consider information on our website to be part of this prospectus. You may also obtain such information by contacting Dianne Garcia, by email at dianne@applieddigital.com. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus supplement and the accompanying prospectus are a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus supplement and the accompanying prospectus. The registration statement is available to the public over the Internet at the SEC’s web site described above.
Each statement made in this supplement and the accompanying prospectus concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus supplement and the accompanying prospectus and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.
We incorporate by reference the documents listed below (and documents incorporated by reference therein) that we have previously filed, excluding any portions of any that are not deemed “furnished” and not “filed”:
•Our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the SEC on August 29, 2022;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2023, filed with the SEC on April 6, 2023;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022, filed with the SEC on January 10, 2023;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2022, filed with the SEC on October 12, 2022;
•Our Current Report on Form 8-K filed with the SEC on June 8, 2022;
•Our Current Report on Form 8-K filed with the SEC on June 14, 2022;
•Our Current Report on Form 8-K filed with the SEC on July 18, 2022 (as to filed portions only);
•Our Current Report on Form 8-K filed with the SEC on July 29, 2022;
•Our Current Report on Form 8-K filed with the SEC on August 5, 2022;
•Our Current Report on Form 8-K filed with the SEC on August 12, 2022;
•Our Current Report on Form 8-K filed with the SEC on November 14, 2022;
•Our Current Report on Form 8-K filed with the SEC on January 6, 2023;
•Our Current Report on Form 8-K filed with the SEC on February 21, 2023;
•Our Current Report on Form 8-K filed with the SEC on March 7, 2023;
•Our Current Report on Form 8-K filed with the SEC on May 15, 2023;
•Our Current Report on Form 8-K filed with the SEC on May 16, 2023 (as to filed portions only);
•Our Current Report on Form 8-K filed with the SEC on May 24, 2023;
•Our Current Report on Form 8-K filed with the SEC on June 9, 2023;
•Our Current Report on Form 8-K filed with the SEC on June 23, 2023;
•Our Current Report on Form 8-K filed with the SEC on June 26, 2023; and
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description.
All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus supplement and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. To request such materials, please contact Dianne Garcia, by email at dianne@applieddigital.com. These documents are also available free of charge on the SEC’s website at www.sec.gov and through the Investors section on our website at http://www.applieddigital.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

PROSPECTUS
$175,000,000
Common Stock
Preferred Stock
Warrants
We may offer from time to time

●	shares of common stock;
●	shares of preferred stock in one or more series;
●	warrants to purchase preferred stock or common stock; or
●	any combination of preferred stock, common stock, or warrants,

at an aggregate offering price not to exceed $175,000,000.

The number, amount, prices, and specific terms of the securities, and the net proceeds to Applied Digital Corp. will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.
This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. Any accompanying prospectus supplement may modify or supersede any statement in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol APLD. On May 11, 2023, the last reported sale price of our common stock on Nasdaq was $3.49 per share. None of the other securities that we may offer under this prospectus are currently publicly traded. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
The Company currently has currently effective Registration Statements on Form S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company’s knowledge, 54,724,744 shares of our common stock remain available for resale.
We may amend or supplement this prospectus from time to time. You should read this prospectus and any amendments or prospectus supplements carefully before you invest.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of factors that you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2023

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Company currently has the following effective registration statements relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company’s knowledge, the following shares of our common stock remain available for resale: Registration Statement on Form S-1, Reg. No. 333-258818, 13,500,213 shares and Registration Statement on Form S-1, Reg. No. 333-267478, 41,224,531 shares.
This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “APLD,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA
Unless otherwise indicated, information contained in this prospectus, including information incorporated by reference into this prospectus, concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, is based on information from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products and services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity, and market size information included in this prospectus is generally reliable, information of this sort is inherently imprecise. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
This prospectus and the documents incorporated by reference herein contain statistical data, estimates, and forecasts that are based on industry publications or reports generated by third-party providers, or other publicly available information, as well as other information based on internal estimates.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus and any applicable prospectus supplement and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.” Unless the context otherwise requires, the terms “Applied Digital,” “the company,” “we,” “us” and “our” in this prospectus refer to Applied Digital Corporation and our consolidated subsidiaries.
Our Business
We are a builder and operator of Next-Gen data centers across North America, which provide substantial computing power to high power computing applications such as blockchain infrastructure, nature language processing, and artificial intelligence. We have a colocation business model where customers place hardware they own into our facilities and we provide full operational and maintenance services for a fixed fee. We typically enter into long term fixed rate contracts with our customers.
On April 12, 2022, we effected a one-for-six (1:6) reverse split (the “Reverse Stock Split”) of shares of our common stock, par value $0.001 per share (the “Common Stock”). All references to Common Stock, options to purchase Common Stock, restricted stock units, share data, per share data and related information contained in the condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. Any fractional share resulting from the Reverse Stock Split was rounded down to the nearest whole share and the affected holder received cash in lieu of such fractional share.
Hosting Operation
We purchased property in North Dakota on which we constructed our first co-hosting facility. We entered into an Amended and Restated Energy Services Agreement for the purpose of supplying 100 megawatts (“MW”) of electricity to be used by our co-hosting customers at this facility. We also entered into agreements with five customers (JointHash Holding Limited (a subsidiary of GMR), Spring Mud (a subsidiary of GMR), Bitmain Technologies Limited, F2Pool Mining, Inc. and Hashing LLC, ) which utilize the total available energy under the Amended and Restated Energy Services Agreement. The company pays for energy from part of the revenue from customers.
Working with expert advisors in the fields of power, crypto mining operations, procurement, and construction, we have designed a plan for a prefabricated facility and organization within the facility that can be delivered and installed quickly and maximize performance and efficiency of the facility and our customers’ crypto mining equipment. Construction of our first co-hosting facility began in September 2021. On February 2, 2022, we brought our first facility online. It is now fully operational. On November 24, 2021, we entered into a letter of intent to develop a second datacenter facility. On April 13, 2022, the Company entered into a 99-year ground lease in Garden City, TX, with the intent to build our second datacenter facility on this site. On April 25, 2022 the Company began construction on this site. This facility is collocated with a wind farm and upon completion is expected to provide 200 MW of power to hosting customers. The facility is expected to begin operating in calendar Q2 of 2023 and the 200 MW capacity is fully contracted with our customers.
On January 6, 2022, we and Antpool, an affiliate of Bitmain Technologies Holding Company, entered into a Limited Liability Company Agreement of 1.21 Gigawatts, LLC (“1.21 Gigawatts”), pursuant to which we and Antpool contributed $8,000 and $2,000, respectively, and will initially own 80% and 20%, respectively, of 1.21 Gigawatts. 1.21 Gigawatts will develop, acquire, construct, finance, operate, maintain and own one or more Next-Gen datacenters with up to 1.5 gigawatts (“GW”) of capacity for hosting blockchain infrastructure. We are the managing member of 1.21 Gigawatts and are primarily responsible for all site development, construction and the eventual operations of the datacenters. However, certain activities of 1.21 Gigawatts and its subsidiaries require the vote of 90% of the then outstanding units of each such entity. As long as Antpool owns 10% or more of the total issued and outstanding units of 1.21 Gigawatts, Antpool may appoint an individual with industry expertise to serve as an advisor to 1.21 Gigawatts. 1.21 Gigawatts will pay fees to such advisor as reasonably determined by us as managing member. Transfers by members of units of 1.21 Gigawatts are prohibited without approval of 90% of units then outstanding, which consent may be granted or withheld for any reason, and transfers of such units to non-affiliates, after obtaining consent, are subject to a right of first refusal of the other members to purchase some or all of such units. Additionally, Antpool has the right at any time to convert all or any portion of its 1.21 Gigawatts units into a number of shares of Common Stock. The number of shares that Antpool may convert is equal to the capital contributions of 1.21 Gigawatts made by Antpool divided by $7.50, which will result in an increase in our ownership percentage of 1.21 Gigawatts.
As our co-hosting operations expand, we believe our business structure will become conducive to a REIT structure, comparable to Digital Realty Trust (NYSE: DLR) and Equinix, Inc. (NASDAQ: EQIX), each of which is a traditional datacenter operator, and Innovative Industrial Properties, Inc. (NYSE: IIPR), a specialty REIT that similarly services a new growth industry. We have begun to investigate the possibility, costs and benefits of converting to a REIT structure.
On July 12, 2022, the Company entered into a five-year hosting contract with Marathon Digital Holdings, Inc. ("Marathon") for 270 MW of mining capacity. As a result of this arrangement, the Company will supply Marathon with 90 MW of hosting capacity at its facility in Texas and 180 MW of hosting capacity at its second facility in North Dakota. Marathon has subsequently added 39.6 MW of additional capacity at the Company’s Jamestown, North Dakota facility.
On August 8, 2022, the Company completed the purchase of 40 acres of land in Ellendale, North Dakota, for a total cost of $1 million. The Company took possession of the land on August 15, 2022, built a hosting facility, and began energizing the site on March 4, 2023. Once fully energized, this location will bring the Company to 280 MW of total hosting capacity across its facilities in North Dakota, all of which are contracted out to customers on multi-year terms.
On October 13, 2022, the Company entered into a joint venture agreement with Foundry Technologies, Inc. (“Foundry”) to form SAI Computing, LLC (“SAI”). SAI will provide artificial intelligence and machine learning application customers with access to machines and a hosting environment. The Company is currently expanding capacity at the Jamestown, North Dakota datacenter facility to provide access to SAI and its customers. The Company has an 98% ownership interest in SAI and consolidates the entity.
On December 14, 2022, the Company began construction of its latest specialized processing center, a 5 MW facility next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota. This separate and unique building, designed and purpose-built for Graphics Processing Units (“GPUs”), will sit separate from the Company’s current buildings and plans to host more traditional high performance computing (“HPC”) applications, such as natural language processing, machine learning, and additional HPC developments.
Our Competitive Strengths
Premier strategic partnerships with leading industry participants.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (“Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder”) and, together with GMR and SparkPool, (the “Service Provider(s)”). Jason Zhang, one of our board members, is the sole equity holder and manager of Valuefinder and a related party. Pursuant to the Services Agreement, the Service Providers agreed to provide cryptoasset mining management and analysis and to assist us in securing difficult to obtain equipment and we agreed to issue 7,440,148 shares of Common Stock to GMR or its designees, 7,440,148 shares of Common Stock to SparkPool or its designees and 3,156,426 shares of Common Stock to Valuefinder or its designees. Each Service Provider has provided such services to us which services commenced in June 2021. Each of these Service Providers assisted in the creation of our crypto mining operations, which we then terminated on March 9, 2022. Each of them also advised us in connection with the design and buildout of our co-hosting operations. GMR and SparkPool have since become customers of our co-hosting operations. As of June 2022, SparkPool ceased all operations and is no longer in a position to provide services under the Services Agreement. On June 2, 2022, SparkPool forfeited 4,965,432 shares of Common Stock back to us.
We believe that our partnerships with GMR, Bitmain and certain other partners have provided, and continue to provide, us with a significant competitive advantage. GMR has also been a proponent of our hosting strategy, having signed a contract for approximately 50% of our 100 MW capacity as part of our hosting operation under development. Bitmain, provides leads for potential hosting customers. SparkPool, GMR, and Bitmain are each strategic equity investors in our company. Each of them also advised us in connection with the design and buildout of our co-hosting operations. GMR, SparkPool and Bitmain have since become customers of our co-hosting operations.
Access to low-cost power with long-term services agreement.
One of the main benefits of our Amended and Restated Electric Service Agreement is the low cost of power for mining. Even prior to the crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market, in particular given our ability to provide long-term (3-5 year) hosting contracts.
Benefits of Next-Gen datacenters compared to traditional datacenters.
Next-Gen datacenters are optimized for large computing power and require more power than traditional datacenters that are optimized for data retention and retrieval. Next-Gen datacenters and traditional datacenters also have very different layouts, internet connection requirements and cooling designs to accommodate different power demands and customer requirements. Traditional datacenters cannot be easily converted to Next-Gen datacenter facilities like ours because of these differences. Geographically, traditional datacenters are at a disadvantage because they require fiber bases, low-latency connections and connection redundancies that are usually found in high-cost areas with high-density populations.
Hosting provides predictable, recurring revenue and cash flow as compared to more volatile mining operations.
As compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying cryptoasset markets. Through our Amended and Restated Electric Service Agreement with a utility in the upper Midwest, we have a contractual ceiling for our energy costs. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts. Cambridge Bitcoin Electricity Consumption Index reported that as of February 1, 2021 more than 6 GW of Bitcoin was mined in China (or $4.3 billion of power cost, assuming $0.08 per kWh average hosting cost). China has since banned cryptoasset mining related activity. We expect much of the demand for hosting locations previously met in China will move to the United States due to its reliable power options. We intend for the steady cash flows generated by our hosting operations to be reinvested into the hosting business.
Strong management team and board of advisors with deep experience in crypto mining and hosting operations.
We have recently expanded our leadership team by attracting top talent in the hosting space. Recent hires from both publicly traded and private companies have allowed us to build a team capable of designing and constructing hosting facilities. In addition, our board of advisors includes experts in the crypto space, including the co-founders of SparkPool and GMR.
Our Growth Strategies
Leverage partners to grow hosting operations while minimizing risk.
Our strategic partners GMR and Bitmain have entered into hosting contracts with us that will utilize the available capacity from our currently operating 100 MW hosting site, which enabled us to pre-fill our initial site before breaking ground. Beyond their own use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, and we believe that we will be able to leverage their networks to identify leads for our expansion of hosting operations. We believe we have sufficient demand to fill our planned hosting expansion.
Secure scalable power sites in areas favorable for crypto mining.
We have developed a pipeline of potential power sources. Our first hosting site in North Dakota is fully operational and our second site in North Dakota began energizing in March 2023. Further, we expect our facility in Garden City, TX to begin energizing during calendar Q2 of 2023. Combined, these facilities will provide total hosting capacity of roughly 500 MW. Through our build-out of our first North Dakota facility and the prior experience our leadership team brings to our initiatives, we believe that we have developed a repeatable power strategy to significantly scale our operations. In addition, we are currently focused on and will continue to target states that have favorable laws and regulations for the crypto mining and HPC application industries, which we believe further minimizes the associated with risks the scaling of our operations.
Vertically integrate power assets.
With recent additions to our management team, we are increasingly looking at various types of power assets to support the growth of our hosting operations. This also includes power generation assets, which longer-term could be used to reduce our cost of power. Our management team has experience not only in evaluating and acquiring power assets, but also in the conversion of power assets to crypto mining/hosting operations and the construction of datacenters with the specific purpose of mining cryptocurrency assets.
Expand into other high computing processing applications and businesses.

While we no longer mine cryptoassets and have no plans to return to crypto mining operations, we see potential value in the ecosystems developing around cryptoassets. We deem the following factors important in making a decision to enter into a particular line of business: advice from securities and regulatory legal counsel about the regulatory framework applicable to such line of business, including the Howey test for whether or not a particular asset could be a security and consequences thereof, as applicable at the time, economic conditions, costs and benefits resulting from investing in a new line of business rather than our current co-hosting business, other costs of establishing such new or additional line of business, investor appetite, and other factors that may arise from time to time which could impact the costs and benefits to us and our stockholders.
Our Company History
Applied Digital Corporation was incorporated in Nevada in May 2001 and conducted business under several names until July 2009, when we filed a Form 15 with the SEC to suspend the registration of Common Stock and our obligations to file annual, quarterly and other periodic reports with the SEC in order to conserve financial and other resources for the continuing development and commercialization of our business. Our Common Stock continued to trade on the OTC Pink Market. In 2021, we changed our name to Applied Blockchain, Inc. and began our current next-gen data center business. On February 2, 2022, we brought our first North Dakota facility online. It is now fully operational. In April 2022, we completed our initial public offering and our Common Stock began trading on The Nasdaq Global Select Market. In November 2022, we changed our name to Applied Digital Corporation.
Our Corporate Information
Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

THE OFFERING

Common Stock, par value $0.001 per share (the “Common Stock”)	To be set forth in a prospectus supplement

Preferred Stock, par value $0.001 (the “Preferred Stock”)	To be set forth in a prospectus supplement

Warrants	To be set forth in a prospectus supplement
Total	$175,000,000
Use of proceeds	Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.

Nasdaq symbol	APLD

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement.
Risks Related to Our Securities
Risks Related to our Common Stock
The liquidity of our Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.

Although our Common Stock is listed on Nasdaq, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market will develop. As a result, shareholders may not be able to sell shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.

Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect the price at which you could sell our Common Stock.

The trading price of our Common Stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in our securities:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•relative success of our competitors;
•our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us and the market for our co-hosting facilities;
•operating and stock price performance of other companies that investors deem comparable to us;
•our ability to continue to expand our operations;
•changes in laws and regulations affecting our business or our industry;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the borrowing of additional debt;
•the volume of shares of Common Stock available for public sale pursuant to an effective registration statement or exemption from registration requirements;
•any major change in our board of directors (the “Board”) or management;
•sales of substantial amounts of our Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, international currency and crypto currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

The trading prices and valuations of these stocks, and of our Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We do not expect to declare or pay dividends in the foreseeable future, which may limit the return our shareholders realize on their investment.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock may not receive any return on their investment in our Common Stock unless and until the value of such Common stock increases and they are able to sell such shares of Common Stock, and there is no assurance that any of the foregoing will occur.

Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business, operating results and stock value.

We are a newly public company and are now required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act (“SOX”), which requires our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following this annual report, (i.e., the fiscal year ending May 31, 2023). To comply with the requirements of being a public company, we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and legal staff.

We currently have material weaknesses in the design or operation of our internal controls, which could adversely affect our ability to record, process, summarize and report financial data. We have not yet designed and/or implemented user access controls to ensure appropriate segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate personnel. We also do not currently have an internal control system that identifies critical processes and key controls. We are in the process of remediating such material weaknesses and there can be no assurance as to when or if we will fully remediate such material weaknesses.

Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future and comply with the certification and reporting obligations under Sections 302 and 404 of SOX. Any failure to maintain effective controls or any difficulties encountered in our implementation or improvement of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.

You may experience dilution of your ownership interest because of the future issuance of additional equity in our company.

In the future, we may issue additional shares of capital stock in our company, resulting in the dilution of current stockholders’ relative ownership. Our Board and stockholders have approved an employee incentive plan and a non-employee director incentive plan. We have reserved 15,166,666 shares of our Common Stock for future issuance under our plans. Such conversions and issuances would also result in dilution of current stockholders’ relative ownership.

On January 6, 2022, we and Antpool entered into a Limited Liability Company Agreement of 1.21 Gigawatts, LLC pursuant to which we and Antpool will own 80% and 20%, respectively, of 1.21 Gigawatts. Antpool’s interest in each such entity will be convertible by it at any time into a number of shares of our Common Stock equal to Antpool’s capital contribution in connection with the acquisition of such interests divided by $1.25 (or $7.50 after giving effect to the Reverse Stock Split). Antpool’s potential ownership of our Common Stock is dependent on its capital contributions to 1.21 Gigawatts which in turn will depend on which projects are approved by us and Antpool and the costs associated therewith. Accordingly, we cannot predict the amount of Antpool’s potential ownership of our Common Stock.

On January 14, 2022, we granted an aggregate of 1,791,666 restricted stock units (“RSUs”) to three consultants, consisting of 125,000 RSUs to Roland Davidson, who acts as our Executive Vice President of Engineering, 416,666 RSUs to Nick Phillips, our Executive Vice President of Hosting and Public Affairs, and 1,250,000 RSUs to Etienne Snyman, who acts as our Executive Vice President of Power. Subsequently, Mr. Phillips’ 416,666 RSUs were terminated and Mr. Phillips was hired as an employee receiving awards under our employee incentive plan.

We may also issue other securities that are convertible into or exercisable for equity in our company in connection with hiring or retaining employees or consultants, future acquisitions or future sales of our securities.

Provisions in our Articles, our Bylaws, and Nevada law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.

Provisions contained in our Articles and Bylaws could make it more difficult for a third party to acquire us if we have become a publicly traded company. Provisions of our Articles and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Articles authorize our Board to determine the rights, preferences, privileges and restrictions of unissued series of Preferred Stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of Preferred Stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our Bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings.

For a more complete understanding of these provisions, please refer to the Nevada Revised Statutes and our Articles and Bylaws.

Though we are not currently, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless our Board approves the combination in advance or thereafter by both the Board and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board.

We may not be able to maintain the listing of our Common Stock on Nasdaq, which may adversely affect the flexibility of holders of Common Stock to resell their securities in the secondary market.

Our Common Stock is presently listed on Nasdaq, which requires us to meet certain conditions to maintain our listing status. If the Company is unable to meet the continued listing criteria of Nasdaq and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform.

We cannot assure you that we will meet the criteria for continued listing, in which case the Common Stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Common Stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our Common Stock to continue to be listed on the Nasdaq could adversely impact the market price for the Common Stock and our other securities, and we could face a lengthy process to re-list the Common Stock, if we are able to re-list the Common Stock.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our Common Stock, its trading price and volume could decline.

We expect the trading market for our Common Stock to be influenced by the research and reports that industry or securities analysts publish about us, our business or our industry. As a new public company, we have only minimal research coverage by securities and industry analysts. If we do not expand securities or industry analyst coverage, or if one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and our Common Stock to be less liquid. Moreover, if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock price could decline.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” and “would,” or similar words. Statements that contain these words and other statements that are forward-looking in nature should be read carefully because they discuss future expectations, contain projections of future results of operations or of financial positions or state other “forward-looking” information.
These statements are based on our management’s beliefs and assumptions, which are based on currently available information. Our actual results, and the assumptions on which we relied, could prove materially different from our expectations. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:
•Labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
You should carefully review the risks described in “Risk Factors” beginning on page 7 as the occurrence of any of these events could have an adverse effect, which may be material, on our business, results of operations, financial condition or cash flows.

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Articles and our Bylaws.
Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
We effected a one-for-six reverse stock split in connection with our listing on the Nasdaq Global Select Market pursuant to which holders of our issued and outstanding Common Stock immediately prior to listing our Common Stock on Nasdaq Global Select Market had every six shares of Common Stock reclassified as one share of Common Stock. No fractional shares were issued. We refer to this as the “Reverse Stock Split”.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are designated as Common Stock and 5,000,000 are designated as Preferred Stock.
Common Stock
As of May 1, 2023, there were 95,908,964 shares of our Common Stock issued and outstanding and we had (i) 12,958,459 shares reserved for issuance under the 2022 Incentive Plan, (ii) 1,359,229 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan, (iii) 545,836 shares reserved for issuance under restricted stock unit awards to certain consultants and (iii) 4,965,432 shares that were forfeited by Xsquared Holding Limited and returned to the Company and placed in treasury.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds.
Voting Rights
Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, subject to any rights of our Preferred Stock, or series of our Preferred stock, to vote together as a single class.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock.
Other Rights
Our Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.
Preferred Stock
We are authorized to issue 5,000,000 shares of Preferred Stock at $0.001 par value per share. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance.
Each series of Preferred Stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our Common Stock will be subject to the rights of holders of any Preferred Stock outstanding and issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Terms
The specific terms of any Preferred Stock being offered will be described in the prospectus supplement relating to that Preferred Stock. The following summaries of the provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of Preferred Stock offered with that prospectus supplement for specific terms, including:
•the designation of the Preferred Stock;
•the number of shares of the Preferred Stock being offered, the liquidation preference per share and the offering price of the Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the Preferred Stock
•the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the Preferred Stock will accumulate, if applicable;
•the procedures for any action and remarketing of the Preferred Stock;
•the provision of a sinking fund, if any, for the Preferred Stock;
•the provision for redemption, if applicable, of the Preferred Stock;
•any listing of the Preferred Stock on any securities exchange;
•the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;
•whether the Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock;
•the voting rights, if any, of the Preferred Stock;
•any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock; and
•a discussion of the United States federal income tax considerations applicable to the Preferred Stock.
Series E Preferred Stock
Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E Redeemable Preferred Stock (the “Series E Preferred Stock”). The following is a brief description of the terms of the Series E Preferred Stock. The Board has authorized the sale of up to 2,000,000 shares of Series E Preferred Stock. The Board may choose, in its sole discretion, to offer an additional 2,000,000 shares of Series E Preferred Stock for sale.
    Dividend Rights
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value (as defined below). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or our Common Stock.
    Liquidation Rights
Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E Preferred Stock, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
    Redemption Rights

Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time in cash or our Common Stock. Additionally, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends.
    Other Rights
Our Series E Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.
Limitations on Liability and Indemnification Matters
Our amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Nevada Revised Statute, or NRS.
Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•under the NRS for the unlawful payment of dividends; or
•for any transaction from which the director derives an improper personal benefit.
Our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the NRS and allows us to indemnify other employees and agents as set forth in the NRS. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our amended and restated bylaws are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent and registrar for our Common Stock is Securitize, Inc. (f/k/a Pacific Stock Transfer Company) (the “Common Stock Transfer Agent”). The Common Stock Transfer Agent’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119, telephone number: (800) 785-7782.
The transfer agent and registrar for our Series E Preferred Stock is Computershare Trust Company, N.A. (the “Series E Transfer Agent”). The Series E Transfer Agent’s address and phone number is: 150 Royall St., Canton, MA 02021, telephone number: (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Preferred Stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or Preferred Stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of Preferred Stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Preferred Stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more transactions from time to time:

●	to or through underwriters;

●	through dealers, agents or institutional investors;

●	directly to purchasers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

●	through a combination of these methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

●	the material terms of the distribution, including the number of shares and the consideration paid;

●	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

●	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

●	the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters
We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales
We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities
In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:

over-allot in connection with the offering, creating a syndicate short position for their own account;

bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or

reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification
We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Snell & Wilmer LLP, Kelley Drye & Warren LLP and Wick Phillips, LLP have also acted as counsel to us in connection with this offering.

EXPERTS
The consolidated financial statements of Applied Digital Corporation as of May 31, 2022 and May 31, 2021 and for the years ended May 31, 2022 and 2021, incorporated by reference herein and elsewhere in the registration statement, have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION
We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus is a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.
Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.
We incorporate by reference the documents listed below (and documents incorporated by reference therein) that we have previously filed, excluding any portions of any that are not deemed “furnished” and not “filed”:
•Our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the SEC on August 29, 2022;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2023, filed with the SEC on April 6, 2023;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022, filed with the SEC on January 10, 2023;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2022, filed with the SEC on October 12, 2022;
•Our Current Report on Form 8-K filed with the SEC on June 8, 2022;
•Our Current Report on Form 8-K filed with the SEC on June 14, 2022;
•Our Current Report on Form 8-K filed with the SEC on July 18, 2022 (as to filed portions only);
•Our Current Report on Form 8-K filed with the SEC on July 29, 2022;
•Our Current Report on Form 8-K filed with the SEC on August 5, 2022
•Our Current Report on Form 8-K filed with the SEC on August 12, 2022
•Our Current Report on Form 8-K filed with the SEC on November 14, 2022

•Our Current Report on Form 8-K filed with the SEC on January 6, 2023
•Our Current Report on Form 8-K filed with the SEC on February 21, 2023;
•Our Current Report on Form 8-K filed with the SEC on March 7, 2023;
•Our Current Report on Form 8-K filed with the SEC on May 15, 2023; and
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description.
All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. To request such materials, please contact Dianne Garcia, by email at dianne@applieddigital.com. These documents are also available free of charge on the SEC’s website at www.sec.gov and through the Investors section on our website at http://www.applieddigital.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

Up to $125,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum
June 26, 2023